Exhibit 5.1

DLA Piper llp (us) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001
November 3, 2010
PHH Corporation
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
Re:     Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to PHH Corporation, a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), including the prospectus included therein (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”), for the registration by the Company of $350 million aggregate principal amount of 9 1/4% Senior Notes due 2016 (the “New Notes”), which are being issued in connection with the Company’s offer to exchange (the “Exchange Offer”) the Company’s outstanding $350 million aggregate principal amount of 9 1/4% Senior Notes due 2016 issued on August 11, 2010 (the “Old Notes”) under the Indenture (as defined below), as contemplated by the Registration Rights Agreement (as defined below) and as described in the Registration Statement and Prospectus.
     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
          (a) Articles of Amendment and Restatement of PHH Corporation effective as of January 31, 2005, Articles Supplementary of PHH Corporation effective as of March 27, 2008 and Articles of Amendment of PHH Corporation effective as of June 12, 2009 (collectively, the “Charter”);
          (b) Amended and Restated By-Laws of PHH Corporation effective as of March 30, 2009 (the “Bylaws”);
          (c) Minutes of proceedings of the Board of Directors of the Company and certain committees thereof relating to the authorization of the Exchange Offer, the issuance of the Old Notes and the New Notes, the authorization of the Indenture and the Registration Rights Agreement and the transactions contemplated thereby, as certified by an officer of the Company;
          (d) The Indenture dated as of August 11, 2010 (the “Indenture”) by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”);
          (e) The form of the New Notes;
          (f) The Registration Rights Agreement dated as of August 11, 2010 (the “Registration Rights Agreement”), by and among the Company, Bank of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and RBS Securities Inc., as representatives of the initial purchasers of the Old Notes;
          (g) The Form of T-1 of the Trustee to be filed as an exhibit to the Registration Statement;

PHH Corporation
November 3, 2010

          (h) A good standing certificate, dated as of a recent date, issued by the Maryland State Department of Assessments and Taxation;
          (i) A certificate executed by an officer of the Company dated as of the date hereof (the “Officer’s Certificate”); and
          (j) Such other documents as we have considered necessary to the rendering of the opinions expressed herein.
     We have assumed, without independent investigation, the following: (i) the genuineness and authenticity of all Documents submitted to us as originals; (ii) the conformity to genuine, authentic originals of all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies; (iii) the legal competence of all natural persons executing any Document submitted to us; (iv) the due authorization, execution and delivery of all Documents by any party other than the Company when due authorization, execution and delivery are a prerequisite to the effectiveness thereof and that such documents constitute a legally valid, binding and enforceable obligation to which such party (other than the Company) is a signatory; (v) all signatures on all documents submitted to us (including signatures on photocopies, telecopies and .PDF copies) are genuine; and (vi) the Documents submitted to us accurately describe and contain the mutual understandings of the parties, there has been no oral modification or amendment to any document submitted to us, or waiver of any provision of any document submitted to us, by action or omission of the parties. To the extent that the Company’s obligations under the Indenture or the New Notes may be dependent upon such matters, we have also assumed that: (i) the Trustee under the Indenture has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has not appointed an agent to authenticate the New Notes. As to factual matters, we have relied solely upon, and assumed the accuracy, completeness, and genuineness of, the Officer’s Certificate.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that, when the Registration Statement, as finally amended, has become effective under the Act, the Indenture has been qualified under the Trust Indenture Act and the New Notes have been duly executed and authenticated by the Trustee in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, each as described in the Registration Statement, the New Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

PHH Corporation
November 3, 2010

     In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:
          (i) The validity, binding effect and enforceability of the New Notes (A) may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws and (B) is subject to the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rates upon the occurrence of certain events, which may be limited in certain circumstances.
          (ii) We have made no investigation as to, and we express no opinion concerning, the laws of any jurisdiction other than the laws of the State of Maryland and the State of New York.
          (iii) We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.
          (iv) The foregoing opinion is rendered as of the date hereof. We assume no obligation to revise, update or supplement such opinion (i) should the present aforementioned laws of the State of Maryland or the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof, or (ii) to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.
          (v) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder or Item 509 of Regulation S-K.
Very truly yours,
DLA Piper LLP (US)
/s/ DLA Piper LLP (US)